Exhibit 16.1

March 15, 2024

Securities and Exchange Commission Washington, D.C. 20549

Commissioners:

We have read Bank of the James Financial Group, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 15, 2024 and we agree with such statements concerning our firm.